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                                                                   EXHIBIT 10.13

                                                                    CONFIDENTIAL



                       AMENDMENT TO EMPLOYMENT AGREEMENT
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  This AMENDMENT dated as of December 28, 1998 is made to the EMPLOYMENT
AGREEMENT dated as of September 11, 1996 (the "Agreement"), by and between On Command Corporation, a Delaware corporation (the "Company"), and Robert M. Kavner, a resident of the State of California (the "Executive").

  WHEREAS, the Company and the Executive desire to change the terms and conditions of the Company's employment of the Executive to the terms and conditions set forth herein;

  NOW, THEREFORE, in consideration of the premises and the mutual agreements made herein, and intending to be legally bound hereby, the Company and the Executive agree as follows:

     1.   Change of Employment; Consulting Period. Effective December 31, 1998
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(the "Effective Date"), the Executive shall resign as President, Chief Executive
Officer and a director of the Company, and as an officer or director of all of the Company's subsidiaries. The Company shall retain the Executive as a non-exclusive consultant for a period commencing on the Effective Date and ending on December 31, 1999 (the "Consulting Period").

     2.   Compensation and Fringe Benefits. (a)  Base Compensation.  As
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compensation for his consulting services, the Company shall pay the Executive base compensation of $350,000 for the Consulting Period, with payments to be made ratably in installments in accordance with the Company's regular practice for compensating executive personnel.

          (b)  Bonus Compensation.  As compensation for his service to the
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Company during 1998, the Executive will receive a bonus of $350,000 to be paid in the first week in January 1999.

          (c)  Fringe Benefits.  During the Consulting Period, the Executive
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also shall be entitled to participate in group health, dental and disability insurance programs, and any group profit sharing, deferred compensation, life insurance or other benefit plans as are generally made available by the Company to the senior executives of the Company. Such benefits in all events shall include payment or reimbursement of (i) documented expenses reasonably incurred in connection with travel and entertainment related to the Company's business and affairs and performed at the request of a director or senior executive of the Company, and (ii) Executive's reasonable legal fees and costs incurred in connection with the drafting, negotiation and execution of this Amendment. All benefits described in the foregoing (i) and (ii) that are reported by the Company as earned or unearned income
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will be "grossed up" by the Company in connection with federal and state tax obligations to provide Executive with appropriate net tax coverage so that the benefits received by the Executive from the foregoing clauses (i) and (ii). The Company reserves the right to modify or terminate from time to time the fringe benefits provided to the senior management group, provided that the fringe
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benefits provided to the Executive shall not be materially reduced on an overall basis during the Consulting Period and provided further that the benefits provided in clauses (i) and (ii) above shall not be reduced at all.

          (d)  Stock Options.  As of the Effective Date, the Executive agrees
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to the cancellation of any and all options ("Options") previously granted to him to purchase shares of the Company's common stock, par value $0.01 per share, whether vested or unvested, and the Executive shall surrender his original stock option agreements representing the Options upon execution of this Amendment.

     3.   Continuing Provisions.  During the Consulting Period, Sections 3,
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4, 6, 9, 10, 11, 12, 13, 14 and 15 of the Agreement shall remain in full force and effect, and any references therein to the "Employment Period" shall be deemed references to the Consulting Period, and all other sections of the Agreement shall have no further force or effect after the execution of this Amendment.

     4.   Non-Competition.  (a) As an inducement for the Company to enter into
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this Amendment, the Executive agrees that during the Consulting Period, the
Executive shall not, without the prior written consent of the Board, undertake employment or services for a company engaged in a business which is or has publicly announced its intention to become directly competitive with the business then being primarily conducted by the Company, with respect to any geographic area in which the Company then engages in such business, if the loyal and complete fulfillment of the duties of the competitive employment or services would call upon Executive to reveal, to make judgments on or otherwise to use Trade Secrets of the Company (as defined in Section 3 of the Agreement) to which Executive had access by reason of his employment by the Company.

          (b)  Non-Solicitation of Employees.  During the Consulting Period,
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the Executive will not (for his own benefit or for the benefit of any person or entity other than the Company) solicit, or assist any person or entity other than the Company to solicit, any officer, director, executive or employee (other than an administrative or clerical employee) of the Company to leave his or her employment.

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          (c)  Reasonableness; Interpretation.  The Executive acknowledges and
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agrees, solely for purposes of determining the enforceability of this Section 4
(and not for purposes of determining the amount of money damages or for any other reason), that (i) the markets served by the Company are national and international and are not dependent on the geographic location of executive personnel or the businesses by which they are employed; (ii) the length of the non-competition period is equal to the term of the Consulting Period; and (iii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company. In the event that the covenants in this Section 4 shall be determined by any court of competent jurisdiction in any action to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable, and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

          (d)  Investment.  Nothing in this Amendment shall be deemed to
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prohibit the Executive from owning equity or debt investments in any corporation, partnership or other entity which is competitive with the Company, provided that such investments (i) are passive investments and constitute five
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percent (5%) or less of the outstanding equity securities of such an entity the equity securities of which are traded on a national securities exchange or other public market, or (ii) are approved by the Board.

     5.   Mutual Release.  (a) In consideration for the Company entering into
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this Amendment and for the benefits described herein, the Executive and his successors and assigns release and absolutely discharge the Company, its affiliates and their respective shareholders, directors, employees, agents, attorneys, legal successors and assigns (the "Company Released Parties") of and
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from any and all claims, actions, and causes of actions whether now known or unknown, which the Executive now has, or at any other time had, or shall or may have against the Company Released Parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the Effective Date, including but not limited to, any claims under the Agreement or of breach of contract, wrongful termination or national origin, race, age, sex, sexual orientation, disability or other discrimination under the Civil Rights Act of 1964, the Age Discrimination in

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Employment Act of 1967, the American with Disabilities Act, the Fair Employment and Housing Act or any other applicable law, all as they have or may be amended.

     (b) In consideration for the Executive entering into this Amendment and for the benefits to the Company described herein, the Company and its successors and assigns release and absolutely discharge the Executive and his successors and assigns (the "Executive Released Parties") of and from any and all claims,
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actions, and causes of actions whether now known or unknown, which the Company now has, or at any other time had, or shall or may have against the Executive Released Parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the Effective Date, including but not limited to, any claims under the Agreement or of breach of contract.

     (c) Each party acknowledges that he or it has read Section 1542 of the Civil Code of the State of California which states:

   A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each hereby waives any right or benefit which he or it has or may have under
Section 1542 of the Civil Code of the State of California to the full extent that he or it may lawfully waive such rights and benefits pertaining to the subject matter of this general release of claims.

     6.   Press Release.  Public announcements to be made by the Company
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announcing the changes in the Executive's offices and responsibilities reflected in this Amendment shall be subject to the mutual approval of the parties, subject to the Company's compliance with applicable laws and regulations.

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  IN WITNESS WHEREOF, the parties hereto have executed this Amendment on
December 28, 1998.


                                                  /s/ Robert M.Kavner
                                                  ------------------------------
                                                  Robert M. Kavner, Executive


                                                  ON COMMAND CORPORATION


                                                  By:  /s/ Charlie Lyons
                                                     ---------------------------
                                                  Title:  Chairman

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